EXHIBIT 15.1
May 5, 2015
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated May 5, 2015 on our review of interim financial information of Tenneco, Inc. for the three month periods ended March 31, 2015 and 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358 and 333-192928) and on Form S-3 (No. 333-200663).

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, WI